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                                                                    Exhibit 21.1

Subsidiaries of Primus Telecommunications Group, Incorporated

Primus Telecommunications, Inc. [Delaware]
Primus Telecommunications de Mexico SA de CV [Mexico]
Stubbs, Ltd. [Hong Kong]

Primus Telecommunications International, Inc. [Delaware]
Primus Telcommunications Pty Ltd [Australia]
Primus Telecommunications (Australia) Pty Ltd [Australia]
Hotkey Internet Service Pty Ltd [Australia]
Eclipse Communications Pty Ltd [Australia]
Primus Telecommunications KK [Japan]
Primus Japan KK [Japan]
Telegroup Japan KK [Japan]

Primus Telecommunications Europe BV [Netherlands]
Primus Telecommunications SA [France]
Primus Telecommunications Srl [Italy]
Primus Telecommunications AG [Switzerland]
Primus Telecommunications Netherlands BV [Netherlands]
South East Telecom Ltd [United Kingdom]
Primus Telecommunications SA [Spain]
Primus Telecommunications GmbH [Austria]
Primus Telecommunications Ltd [Ireland]
Telegroup Deutschland GmbH [Germany]
Corporate Network Ltd. [United Kingdom]
Primus TeleCom A/S [Denmark]
Telegroup Network Services Denmark A/S [Denmark]
TeleContinent SA [France]
Telegroup Network Services SA [Switzerland]
Telegroup (UK) Ltd. [United Kingdom]
Telegroup Network Services Deutschland GmbH [Germany]
Telegroup Italia Srl [Italy]
Telegroup International BV [Netherlands]
Telegroup Nederland BV [Netherlands]
Phone Centre Communications [Service] Ltd. [United Kingdom]
Primus Telecommunications GmbH [Germany]
TCP/IP GmbH [Germany]
TouchNet GmbH [Germany]

Primus Telecommunications Ltd. [United Kingdom]

TresCom International Inc. [Florida]
TresCom U.S.A. Inc. [Florida]
Global Telephone Holding Inc. [US Virgin Islands]
InterIsland Telephone Corp. [US Virgin Islands]
St. Thomas & San Juan Telephone Co., Inc. [US Virgin Islands]

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STSJ Overseas Telephone Company Inc. [Puerto Rico]
Least Cost Routing, Inc. [Florida]
Rate Reductions Center, Inc. [Florida]
Rockwell Communications, Inc. [Florida]
Intex Telecommunications, Inc. [South Carolina]
TresCom Network Services Inc. [Florida]

IPRIMUS.com, Inc. [Delaware]
Primus Communicacoes do Brasil Ltd. [Brazil]
Matrix Internet, SA [Brazil]

Primus Telecommunications Canada Group Inc. [Canada]
Primus Network Services Inc. [Canada]
Primus Telecommunications Canada Inc. [Canada]
Primus Telecommunications Limited Partnership [Canada]

LCR Telecom Group Plc [United Kingdom]
LCR Telecom Group Inc. [British Virgin Islands]
LCR Telecom Offshore (Holdings) Limited [United Kingdom] Virtual Technology Holdings Inc. [British Virgin Islands] Commsol International Holdings Inc. [British Virgin Islands] LCR Telecom (Jersey Limited [Jersey]
Binoche Holdings Pte [Madeira]
LCR Telecom Limited [United Kingdom]
Virtual Technology Telecom (UK) Limited [United Kingdom] Phonetrack Limited [United Kingdom]
Discount Calls Limited [United Kingdom]
LCR France SA [France]
LCR Telecom Espana SA [Spain]
LCR Telecom Europe NV [Belgium]
LCR Telecom Luxembourg [Luxembourg]
LCR Telecom Belgium bvba [Belgium]
LCR International Inc. [California]
LCR Paraguay [Paraguay]
Virtual Technology Inc. [British Virgin Islands]
LCR Telecom (Kenya) Limited [Kenya]